Exhibit 10.15.1

OPTION AND PROJECT EVALUATION AGREEMENT

THIS OPTION AND PROJECT EVALUATION AGREEMENT (this "Agreement") is made and entered into effective as of December 11, 2020 (the "Effective Date") by and among Piedmont Rare Earths, LLC, a North Carolina limited liability company ("Piedmont RE"), U.S. Elements Pty Ltd., an Australian limited liability company ("U.S. Elements"), Southeast Metals LLC, a Virginia limited liability company ("SEM"), Robert B. Cook, James E. Bond, Richard B. Gilliam, and H. Ross Arnold (each a "Member" and collectively, the "Members"). The parties to this Agreement are each referred to as a "Party" and collective the "Parties".

Background:

A.
Piedmont RE is a wholly-owned subsidiary of U.S. Elements. U.S. Elements plans to list on the Australian Securities Exchange (ASX), a recognized US stock exchange (NYSE, NASDAQ or AMEX), the Toronto Stock Exchange (TSX) or TSX Venture Exchange or the London Stock Exchange ("Exchange"), either by way of an initial public offering or pursuant to a transaction with an existing listed entity.
B.
The Members collectively own all of the membership interests of SEM as more particularly set forth on Exhibit A (each a "Membership Interest" and collectively, the "Membership Interests").
C.
SEM has been engaged in the business of evaluating and exploring various properties for potential commercial development of rare earth metals and other associated minerals (the "Business").
D.
Piedmont RE intends to facilitate and expand on the Business during the Option Period (as defined herein).
E.
The Parties desire to enter into this Agreement to (i) grant Piedmont RE the exclusive option to purchase the Membership Interests and thereby acquire 100% of the ownership interests of SEM, (ii) during the Option Period (as defined below), authorize Piedmont RE and its representatives to perform geological survey and exploration work on the Covered Property (as defined below) to determine its suitability for commercial mining and exploitation, (iii) provide Piedmont RE with access to all of the historical data and due diligence materials related to the Business previously developed by SEM or in SEM's possession or control, and (iv) grant Piedmont RE certain other rights with respect to the Covered Property, in each case, on the terms and conditions set forth in the remainder of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the Parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.
Definitions.
(a)
"Affiliate" means with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.
(b)
"Agreement" has the meaning set forth in the introductory paragraph.
(c)
"Alternate Entity" has the meaning set forth in Section 2(c)(i)(2).
(d)
"Area of Interest" means any area within 20 miles of the boundary of the Covered Property.

(e)
"Business" has the meaning set forth in Recital C.
(f)
"Business Day" means any day other than a Saturday, a Sunday, or a day on which banks in the State of North Carolina are required or authorized to be closed.
(g)
"Buyer Conditions Precedent" has the meaning set forth in Section 3(b)(i)
(h)
"Claim" means any claim, action, demand, lawsuit, or other proceeding of any nature brought against a Person entitled to indemnification in accordance with this Agreement.
(i)
"Closing" has the meaning set forth in Section 3(a).
(j)
"Closing Date" has the meaning set forth in Section 3(a).
(k)
"Confidential Information" has the meaning set forth in Section 9(a).
(l)
"Covered Property" means the SEM Real Property set forth on Exhibit B.
(m)
"Disclosing Party" has the meaning set forth in Section 9(a).
(n)
"Dollars" or "$" means United States Dollars.
(o)
"Effective Date" has the meaning set forth in the introductory paragraph.
(p)
"Encumbrance" means all liens (statutory or otherwise), charges, mortgages, pledges, hypothecations, leases, subleases, occupancy agreements, title retention agreements, adverse interests, title defects, security interests, deed of trust, claims, licenses, rights of way, servitudes, deemed statutory trust for taxes, preferences, priorities, options, warrants, rights of first refusal, rights of first offer, preemptive rights, voting trusts or agreements, proxies, community property interests, security agreements, easements, encroachments, covenants, restrictions, burdens or other encumbrances of any kind or nature whatsoever.
(q)
"Exchange" has the meaning set forth in Recital A.
(r)
"Exercise Date" has the meaning set forth in Section 2(b).
(s)
"Governmental Authority" means (i) the United States of America or any other nation, any state, province, local or other political subdivision thereof, (ii) any entity, agency, instrumentality, commission, department, board, bureau, tribunal, court or authority exercising any executive, legislative, judicial, regulatory or administrative functions of government, whether international, foreign, provincial, domestic, federal, state, province, municipal or local, (iii) any arbitrator or mediator, and (iv) any other agency, body, exchange, authority or organization similar to the foregoing having jurisdiction or regulatory authority over SEM.
(t)
"Member" and "Members" have the meaning set forth in the introductory paragraph.
(u)
"Membership Interest" and "Membership Interests" has the meaning set forth in Recital B.
(v)
"Mineral Products" has the meaning set forth in Section 4(a)(i).
(w)
"Organizational Document" of any Person means the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs or the rights or obligations of the holders of the equity interests (including the Membership Interests) thereof (including any certificate of formation, certificate of incorporation or other incorporation or formation document, any charters or bylaws, constitution, memorandum and articles of association, other organizational documents, and any operating agreements, partnership agreements, shareholders' agreement, investor rights agreement, voting agreement, co-sale agreement, registration rights agreement, drag-along agreement, right of first refusal agreement or other similar documents).
(x)
"Option Notice" has the meaning set forth in Section 2(b).
(y)
"Option Payments" has the meaning set forth in Section 5(a).
(z)
"Option Period" means the period beginning on the Effective Date and terminating on the earliest to occur of (i) the three (3) year anniversary date of the Effective Date, (ii) the Closing Date, or (iii) the termination of this Agreement.

(aa) "Party" and "Parties" have the meaning set forth in the introductory paragraph.

(bb) "Person" means an individual, corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, association, limited liability company, trust, estate, unincorporated organization, Governmental Authority, or other entity, enterprise, association, organization, or group in any jurisdiction.

(cc) "Piedmont RE" has the meaning set forth in the introductory paragraph.

(dd) "Piedmont RE Reports" has the meaning set forth in Section 4(d).

(ee) "Pro Rata Share" has the meaning set forth on Exhibit A.

(ff) "Property Agreements" has the meaning set forth in Section 8(e)(i).

(gg) "Purchase Price" has the meaning set forth in Section 2(c)(i).

(hh) "Purchase Option" has the meaning set forth in Section 2(a).

(ii) "Receiving Party" has the meaning set forth in Section 9(a).

(jj) "Seller Conditions Precedent" has the meaning set forth in Section 3(b)(iii)

(kk) "SEM" has the meaning set forth in the introductory paragraph.

(11) "SEM Real Property" means all real property owned, leased, or used by SEM, and all other real property for which SEM has the option to purchase, lease or otherwise acquire or use, including but not limited to the Covered Property.

(mm) "Transfer" means the sale, assignment, transfer, lease, or other disposition of the Membership Interests.

(nn) "U.S. Elements" has the meaning set forth in the introductory paragraph.

(oo) "USE Share" means an ordinary fully paid share in the capital of U.S. Elements.

2.
Purchase Option.
(a)
Grant of Purchase Option. Subject to and upon the terms and conditions of this Agreement, each Member hereby grants to Piedmont RE the exclusive and continuing option (but not obligation) during the Option Period to purchase all of the Membership Interests, which Membership Interests shall constitute 100% of the ownership interests in SEM (the "Purchase Option"). The Purchase Option shall be irrevocable for the duration of the Option Period, except as expressly provided for in this Agreement. If Piedmont does not exercise the Purchase Option during the Option Period for any reason, it shall have no further obligation or liability whatsoever to SEM or the Members except as expressly provided for in this Agreement.
(b)
Exercise of Purchase Option. Piedmont RE may exercise the Purchase Option at any time during the Option Period. In the event Piedmont RE, in its sole and absolute discretion, desires to exercise the Purchase Option, Piedmont RE shall exercise the Purchase Option by delivering written notice of such exercise (the "Option Notice") to SEM and/or the Members in the manner provided in Section 12(f). The date on which Piedmont RE issues the Option Notice shall be the "Exercise Date".
(c)
Purchase Price.

(i) If Piedmont RE exercises its Purchase Option, at Closing Piedmont RE and U.S. Elements (as applicable) shall pay the following consideration for the Membership Interests, with any cash consideration being paid in Dollars in immediately available funds (collectively, the "Purchase Price"):

(1)
to each Member, its Pro Rata Share of $600,000 less the total amount of Option Payments actually paid by Piedmont RE to SEM on or before the Exercise Date, in cash (the "First Payment"); and
(2)
to each Member, its Pro Rata Share of $2,000,000, in cash or, at the election of Piedmont RE or U.S. Elements in their sole and absolute discretion, in USE Shares or shares of another entity (an "Alternate Entity") that is listed on, or has been conditionally (as evidenced by a conditional listing letter or similar determination from the Exchange) admitted to the official list of, an Exchange (the "Second Payment").
(3)
In the event USE is not listed on, or has not been conditionally admitted to the official list of, an Exchange within three (3) months of the Exercise Date (as evidenced by a conditional listing letter or similar determination from the Exchange), or U.S. Elements does not own 100% of Piedmont RE, and Piedmont RE and U.S. Elements wish to pay in USE Shares, USE shares may be accepted upon the agreement of SEM in lieu of the cash payment of $2,000,000.00 in Dollars described in subparagraph (c)(i)(2) above.

(ii) If Piedmont RE or U.S. Elements pays the Second Payment in USE Shares (or shares in an Alternate Entity), such consideration shall be issued to the Members at Closing. The number of shares to be issued to the Members shall be determined as follows:

(1)
if listed and trading on an Exchange at the time, using the volume weighted average of the shares on that Exchange for the 15 trading days immediately prior to (and excluding) the Closing Date; or
(2)
if conditionally admitted to an Exchange at the time, or if the issuance is made as part of a back door listing, using the proposed initial public offer price of the shares of U.S. Elements or such Alternate Entity as set out in the initial public offer prospectus of U.S. Elements or such Alternate Entity, or the offer price in the re-compliance prospectus if the issuance is made as part of a back door listing of an Alternate Entity; or

(3)
if not conditionally admitted to an Exchange at the time, or U.S. Elements does not own 100% of Piedmont RE, upon the agreement of the parties.
3.
Closing of Purchase Option.
(a)
Closing Generally. If Piedmont RE exercises its Purchase Option, the closing of the purchase and sale of the Membership Interests as described in this Agreement (the "Closing") shall be held on or before five (5) days after the satisfaction or waiver of the Conditions Precedent but in no event more than one hundred twenty (120) days following the Exercise Date.(the "Closing Date"). For purposes of clarity, the Closing Date may extend beyond the Option Period as long as the Option Notice was delivered during the Option Period. Unless otherwise agreed, Closing shall take place by the exchange of signatures by facsimile, electronic mail or other electronic transmission or, if such electronic exchange is not practicable, at the offices of Johnston, Allison & Hord, P.A., 1065 E. Morehead Street, Charlotte, North Carolina, USA.
(b)
Conditions Precedent.

(i) Closing is conditioned on the satisfaction or waiver of the following ("Buyer Conditions Precedent"):

(1)
there shall have been no material change in the business, results, operations, prospects, condition (financial or otherwise) or assets of SEM as of the Exercise Date;
(2)
all necessary governmental approvals and consents, if any, for Closing of the Purchase Option shall have been obtained;
(3)
all shareholder approvals required by law shall have been obtained by U.S. Elements;
(4)
all approvals, confirmations, or waivers which are required or U.S. Elements (or, if applicable, an Alternate Entity) requests from an Exchange in relation to its application for admission to the official list of the Exchange (or similar application for an Alternate Entity) shall have been obtained;
(5)
as of the Closing Date, no law, regulation, or order exists that renders it impossible or impracticable to commercially exploit and mine rare earth metals located on the SEM Real Property;
(6)
no material liabilities of SEM exist other than liabilities under the Property Agreements or liabilities which have been incurred in connection with the Business and in compliance with this Agreement;
(7)
SEM has the ongoing right to own, occupy, or have the option to purchase all of the SEM Real Property; and
(8)
no uncured breach of warranty or the other terms and provisions of this Agreement by SEM or the Members shall have occurred and be ongoing, other than those covered by a normal and customary indemnification of Piedmont RE or U.S. Elements by SEM.

(ii) The Buyer Conditions Precedent are for the benefit of U.S. Elements and Piedmont RE and can only be waived by U.S. Elements or Piedmont RE.

(iii) Closing is conditioned on the satisfaction or waiver of the following conditions precedent ("Seller Conditions Precedent"):

(1)
no uncured breach of warranty or the other terms and provisions of this Agreement, or any applicable Property Agreement, by Piedmont RE or U.S. Elements shall have occurred and be ongoing, other than those covered by a normal and customary indemnification of SEM and the Members by Piedmont RE or U.S. Elements; and
(2)
Payment of the Purchase Price.

(iv) The Seller Conditions Precedent are for the benefit of SEM and the Members and can only be waived by SEM and the Members.

(c)
Closing Deliverables. On the Closing Date:

(i) US Elements and Piedmont RE must:

(1)
pay or issue (as applicable) to each Member its pro-rata Share of the First Payment and the Second Payment; and
(2)
if applicable, register each Member as the holder of the relevant number of USE shares or shares in an Alternate Entity.

(ii) SEM must hold a meeting of the Members pursuant to SEM's Organizational Documents and applicable law to attend to the following matters and provide to U.S. Elements and Piedmont RE the documentation evidencing, to the reasonable satisfaction of U.S. Elements and Piedmont RE, the passing of resolutions including duly signed minutes of each meeting convened for such purpose:

(1)
the approval of the transfers of the Membership Interests to Piedmont RE and the documenting of Piedmont RE as the sole legal and beneficial owner of the Membership Interests to the extent legally permissible and otherwise in such form as approved by Piedmont RE;
(2)
the issuance of written confirmation from the Members confirming Piedmont RE as the sole owner of the Membership Interests;
(3)
the acceptance of the resignations of all managers and officers of SEM and appointment of Piedmont RE's nominees as managers and officers of SEM (in the manner specified by Piedmont RE in writing prior to Closing);
(4)
the revocation of each existing authority to operate any bank account of SEM and the approval of such new authority as may be requested by Piedmont RE before Closing;
(5)
the revocation any existing powers of attorney granted by SEM; and
(6)
the transaction of any other reasonable business of which Piedmont RE has given notice to SEM prior to Closing;

(iii) SEM and the Members must deliver to U.S. Elements and Piedmont RE:

(1)
completed transfers of the Membership Interests in favor of Piedmont RE as transferee duly executed by each Member as transferor, to the extent legally permissible and otherwise in such form as reasonably approved by Piedmont RE;
(2)
all registers, resolutions, minute books and other record books and financial records of SEM, including asset registers, management accounts, budgets, ledgers, journals, books of account and other records of SEM, and the common seal, if any, of SEM;
(3)
possession of all information on the Mineral Products and title documents relating to the SEM Real Property and other documents held by SEM in connection with the SEM Real Property; and
(4)
if requested by U.S. Elements or Piedmont RE, executed escrow agreements (in the form provided by U.S. Elements or Piedmont RE) to give effect to any ASX imposed escrow in relation to the USE Shares held by the Members.

(d) Rights of Piedmont RE Following Exercise Date. During the period following the Exercise Date and before Closing, Piedmont RE shall retain all of the rights and benefits granted to Piedmont RE under Section 4 and continue to pay all obligations related to the Covered Property.

4.
Access and Project Rights of Piedmont RE.

(a) Access to SEM Real Property. During the Option Period, in each case subject to the conditions in the applicable Property Agreement, SEM shall grant Piedmont RE and its representatives, as SEM's agent, the sole and exclusive right to enter upon the SEM Real Property for purposes of conducting any and all surveys, tests, sampling and other evaluation as Piedmont RE may elect to perform, in its sole and absolute discretion. Without limiting the generality of the foregoing, during the Option Period, and in each case subject to the conditions in the applicable Property Agreement, Piedmont RE and its employees, agents, and contractors shall have the exclusive and irrevocable right to:

(i)
access, enter upon, occupy and use the SEM Real Property for all purposes related to exploring for and evaluating all ores, metals, minerals, mineral products and all other materials or substances, whether metallic or non-metallic, of any nature whatsoever found in natural deposits on or under the SEM Real Property and permitted by the applicable Property Agreement ("Mineral Products");
(ii)
place, construct, maintain, use, and thereafter remove such temporary structures, facilities, equipment, and other improvements on the SEM Real Property as may be necessary or useful; provided, however, that, to the extent Piedmont RE elects not to exercise the Purchase Option, the same shall be removed by Piedmont RE at its sole cost and expense not later than sixty (60) days following the sooner of the expiration of the Option Period or any termination of this Agreement;
(iii)
conduct such tests, investigations and other activities, and use such equipment and personnel, as, in its sole discretion, deems necessary to determine the existence, extent, and quality of the Mineral Products on or under the SEM Real Property (including drilling or other invasive testing);
(iv)
conduct such water, air and soil environmental analysis of the SEM Real Property as Piedmont RE, in its sole discretion, deems necessary;
(v)
survey and/or perform a topographical analysis of the SEM Real Property; and

(vi)
take or use water (whether surface, underground or artesian) which is appurtenant to the SEM Real Property, or to which the SEM Real Property is riparian, by any lawful taking or use.

(b) Certain Land Development Rights. SEM irrevocably grants to Piedmont RE, for the duration of the Option Period, the sole and exclusive right to exercise all of SEM's rights and options with respect to the Covered Property, including all rights under any Property Agreements, and Piedmont RE shall give SEM notice of any such action. Without limitation, this includes the right to exercise any and all land purchase or lease options with respect to the Covered Property. In connection with such grant to Piedmont RE, SEM shall at any time, and from time to time, execute and deliver, upon the written request of Piedmont RE, further documents and do further acts and things as Piedmont RE may reasonably request to effect the purposes of this Section. SEM hereby irrevocably makes, constitutes, and appoints Piedmont RE as its agent and attorney-in-fact with full power and for the limited purpose of executing, delivering, and performing under, in the name of SEM, any and all agreements, instruments, and other documents in connection with the Covered Property. Piedmont RE shall provide SEM with copies of all documents of any kind which are executed in the name of SEM.

(c)
Access Reports. During the Option Period, SEM shall provide to Piedmont RE and its representatives any and all reports, surveys, historical exploration results, and data in SEM's position relating in any way to the SEM Real Property, the Business, Mineral Products that may be located on or under the SEM Real Property, and all other geological attributes of the Covered Property.
(d)
Reports and Analyses Prepared by Piedmont RE. In the event that Piedmont RE (or any third party on behalf of Piedmont RE) prepares any reports, surveys, historical exploration results, and data relating to the Covered Property, Mineral Products that may be located on or under the Covered Property, and all other geological attributes of the Covered Property, including any and all information obtained or derived by Piedmont RE as a result of its activities as set forth in Section 4(a) (collectively, the "Piedmont RE Reports"), (i) all right, title, and interest in and to the Piedmont RE Reports, and all reports, analyses, documents, and all other materials derived therefrom, shall jointly belong to Piedmont RE and SEM, and (ii) the Piedmont RE Reports are hereby deemed to be Piedmont RE's and SEM's Confidential Information. During the Option Period, Piedmont RE shall share all Piedmont RE Reports with SEM; provided that such Piedmont RE Reports shall remain the Confidential Information of Piedmont RE and SEM. Notwithstanding the foregoing, Piedmont RE shall comply with the applicable Property Agreement as to such Piedmont RE Reports related to the Covered Property as to use and ownership of such information. In the event that Piedmont RE does not exercise the Purchase Option within the Option Period, or this Agreement terminates for any reason, all rights and title to Piedmont RE Reports, and any other data related to the Covered Property shall be transferred to SEM at the time of any such termination or end of the Option Period.
(e)
Commencing with the date Piedmont RE enters upon any SEM Real Property, Piedmont RE will carry commercially standard insurance with commercially reasonable limits reasonably acceptable to Seller and in compliance with the applicable Property Agreement, including comprehensive public liability insurance covering all activities conducted by Piedmont RE, its agents, contractors and engineers on the Property. Such insurance will have limits of not less than $1,000,000 for personal injury to or death of any one person, $2,000,000 for personal injury to or death of any number of persons in any one accident and $1,000,000 for property damage, and will name SEM as an additional insured. Not less than 5 days before entering any SEM Real Property, Piedmont RE will promptly provide SEM with a certificate of insurance complying with the foregoing.

5.
Obligations of Piedmont RE.

(a) Annual Option Payments. During the Option Period, and as consideration for the Purchase Option, Piedmont RE shall pay to SEM the following amounts (collectively, "Option Payments") in Dollars in cash or other immediately available funds to an account designated by SEM:

(i)
$25,000 within thirty (30) days of the Effective Date;
(ii)
$50,000 within one hundred and twenty (120) days of the Effective Date;
(iii)
$75,000 on the first anniversary date of the Effective Date; and
(iv)
$75,000 on the second anniversary date of the Effective Date.

If Piedmont RE fails to make such Option Payments within thirty (30) Business Days of the payment date set forth above, the Purchase Option shall lapse and terminate; provided, however, Piedmont RE shall have no obligation to make any Option Payments once it has delivered the Option Notice to exercise its Purchase Option.

It is acknowledged and agreed that, as the Members own all of the Membership Interests, such Option Payments paid by Piedmont RE to SEM shall provide substantial economic and other benefits to the Members, and therefore such Option Payments shall be deemed adequate consideration for the Members' grant of the Purchase Options to Piedmont RE.

(b) Work Commitment. During the Option Period, Piedmont RE, on its own account,

shall make the following expenditures in connection with the Business:

(i)
$400,000 during the period beginning on the Effective Date and ending on the first anniversary date of the Effective Date, plus the cost of an airborne geophysical survey of an approximately 25 square mile area centering around Shiloh, Georgia, which survey must be completed by Piedmont RE within six (6) months of the Effective Date;
(ii)
$500,000 during the period beginning on the first anniversary date of the Effective Date and ending on the second anniversary date of the Effective Date; and
(iii)
$500,000 during the period beginning on the second anniversary date of the Effective Date and ending on the third anniversary date of the Effective Date.

Piedmont RE may (i) pay such amounts directly to third parties to perform services in connection with the Business, (ii) reimburse SEM for expenses incurred by SEM in connection with the Business, and/or (iii) make such expenditures on its own account from internal Piedmont RE resources (or the resources of its Affiliates) and reasonably allocate internal costs and overhead towards the work commitments described in this Section. By way of example, if a Piedmont RE employee is assigned to the Business on a full-time basis for a full month, Piedmont RE may allocate 1/12 of such employee's overhead costs towards its work commitment.

(c) Payment of Lease/Land Option Obligations. In addition to the Work Commitment provided in Section 5b hereof, during the Option Period, Piedmont RE shall: (i) pay all rental amounts and/or land purchase option obligations provided in the applicable Property Agreement for the Covered Property or other obligations with respect to the Covered Property, and (ii) otherwise comply with the terms of the applicable Property Agreements (as they relate to the Covered Property). Piedmont RE may pay such amounts directly to owners of the Covered Property or may reimburse SEM for such payments.

(d) Additional Properties. Piedmont RE agrees to use commercially reasonable efforts to pursue additional properties located within the Area of Interest that could enhance the Business ("Additional Properties"), on commercially reasonable terms and conditions. The Additional Properties shall be purchased or secured in the name of Piedmont RE. During the Option Period, Piedmont RE shall indemnify SEM for any Area of Interest Royalty payments that come due under the Weyerhaeuser Lease described on Exhibit B as a result of Piedmont RE's activities within the Area of Interest. In the event Piedmont RE does not exercise the Purchase Option within the Option Period, and is not pursuing a mineral related project on the Additional Properties, SEM shall have the right of first offer to acquire all of Piedmont RE's rights and interests in the Additional Properties, and any properties acquired under Section 9(c) below, and assume all future liabilities with respect to such properties, in exchange for payment in an amount equal to Piedmont RE's verifiable costs and expenses related to securing and maintaining such property rights and interests and evaluating the Additional Properties. In the event Piedmont RE does not exercise the Purchase Option within the Option Period, and is pursuing a mineral related project on the Additional Properties, Piedmont RE will continue to indemnify SEM for any Area of Interest Royalty payments that come due under the Weyerhaeuser Lease described on Exhibit B, and compensate SEM in cash in Dollars in an amount equal to the First Payment and Second Payment (as defined above).

6.
Obligations of SEM and the Members.
(a)
Beginning on the Effective Date and continuing for the duration of the Option Period, SEM and the Members shall provide Piedmont RE with copies of all Organizational Documents and any amendments and restatements to or of the Organizational Documents.
(b)
During the Option Period, neither SEM nor any Member shall, or shall attempt, agree or purport to: (i) create, authorize, designate, reclassify, modify, or issue any class or series of new Membership Interests or any rights, options, warrants, or other securities convertible into or exchangeable for any Membership Interests, to any Person or (ii) voluntarily or involuntarily Transfer all or any of the Membership Interests.
(c)
During the Option Period, neither SEM nor any Member shall permit any Encumbrance upon the Membership Interests or upon the properties or assets of SEM (other than for property interests held by the property owners of the SEM Real Property pursuant to the Property Agreements).
(d)
SEM shall be and remain, and the Members shall cause SEM to be and remain, in good standing and duly qualified to do business under the laws of the Commonwealth of Virginia, the State of Georgia, and any other jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary.
(e)
SEM shall comply, and the Members shall cause SEM to comply, in all material respects with all applicable laws and permits issued by Governmental Authorities.

(f) SEM shall comply, and the Members shall cause SEM to comply, in all material respects with all Property Agreements, including without limitation, as they may be amended, modified, or supplemented from time to time (provided that no such amendment may be made without the consent of Piedmont RE).

(g) SEM and the Members shall promptly notify Piedmont RE upon obtaining knowledge of such fact of occurrence: (i) of any fact, circumstances, event or action the existence, occurrence, or taking of which has had, or could reasonably be expected to expected to have, individually or in the aggregate, a material adverse effect on SEM or the Business, and (ii) of any material change in zoning or environmental regulations affecting the SEM Real Property to the extent such change may reasonably interfere with the Business.

(h)
During the Option Period, the Members shall, and shall cause SEM to: (i) conduct the Business in the ordinary course of business consistent with past practice, and (ii) use reasonable best efforts to maintain and preserve intact the current organization and Business of SEM and to preserve the rights, goodwill, and relationships of its employees, customers, lenders, suppliers, regulators, and others having business relationships with SEM.
(i)
During the Option Period, SEM shall file all applicable tax returns as and when due and shall pay all local, state, and federal taxes owed by SEM not related to the Covered Property.

During the Option Period, SEM covenants that it will not and the Member's covenant that they will ensure that SEM does not:

(i)
undertake or allow any material change to SEM or its assets;
(ii)
enter into any material contract or incur any material liability over the value of US$20,000;
(iii)
dispose of the whole, or any part, of its business or assets;
(iv)
vary its capitalization as set forth on Exhibit A, other than varying the percentage ownership among the existing Members, without the prior written consent of Piedmont RE;
(v)
declare any dividends or distribute any assets, with the exception of distribution of the Option Payments and Purchase Price to the existing Members;
(vi)
cause to occur, by act or omission, an event or series of events, whether related or not, which may have a material adverse effect on the business, assets or financial condition of SEM or on the transactions contemplated by this Agreement;
(j)
In addition, SEM covenants that it will and the Members agree to ensure that SEM
(i)
Subject to Piedmont RE's obligations under Section 5(c) above, maintain the Property Agreements in full force and keep them in good standing and free from any liability, or from risk of forfeiture or non-renewal under all applicable laws;
(ii)
observe and perform all stipulations and conditions relating to the Property Agreements (including, without limitation, expenditure conditions prescribed under any applicable laws or regulations) and all statutory obligations relating to activities on the Covered Property;
(iii)
work with Piedmont RE to obtain all necessary governmental approvals and consents;
(iv)
not relinquish any portion of any of the Property Agreements except with the agreement of Piedmont RE, such agreement not to be unreasonably withheld; and

(v) promptly pass to Piedmont RE any notice or communication from any third party or government authority in any way affecting the Property Agreements or the Covered Property.

7. Representations of the Members. Each Member hereby represents and warrants, severally, to Piedmont RE and U.S. Elements solely as to such Member and not with respect to any other Member (on the Effective Date and each day until Closing or the termination of this Agreement), as follows:

(a)
Member Authority. Such Member has the capacity to execute, deliver and perform or consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Member and constitutes the valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms, except as such enforcement shall be limited by bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and subject to general principles of equity.
(b)
No Member Conflicts. The execution, delivery and performance by such Member of this Agreement, and the consummation by such Member of the transactions contemplated hereby does not and will not violate any provision of any law to which such Member is subject. The execution, delivery and performance by such Member of this Agreement, and the consummation by such Member of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (i) violate or result in a breach of or constitute a default under, conflict with, require the consent of (or notice to) any third party under any contract or permit issued by a Governmental Authority, or (ii) result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of any portion of the Membership Interest held by such Member. No notices to, filings with, or authorizations, consents or approvals of any Governmental Authority or any other Person are necessary for the execution, delivery or performance by such Member of this Agreement or the consummation by such Member of the transactions contemplated hereby.
(c)
Title to Membership Interests. Such Member is the record and beneficial owner of the Membership Interest set forth opposite such Member's name on Exhibit A, and has good and valid title to his or its Membership Interest, as applicable, free and clear of all Encumbrances other any restrictions imposed by applicable United States securities laws.

8. Representations of SEM. SEM hereby represents and warrants to Piedmont RE (on the Effective Date and each day until Closing or the termination of this Agreement) as follows:

(a)
Organization. SEM is a limited liability company, duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia. SEM has all requisite power and authority to carry on the Business and otherwise to own, lease and operate its properties and carry on its business as it is now being conducted. SEM is duly qualified to do business and is in good standing in the Commonwealth of Virginia, the State of Georgia and in all other jurisdictions where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary.
(b)
Company Authority. SEM has all requisite power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by SEM of this Agreement, and the consummation by SEM of the transactions contemplated hereby have been duly authorized by all necessary action on the part of SEM. No other limited liability company proceedings on the part of SEM are necessary to authorize such execution, delivery or performance or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by SEM and constitutes the valid and binding obligation of SEM, enforceable against SEM in accordance with its terms, except as such enforcement shall be limited by bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and subject to general principles of equity.
(c)
No Company Conflicts. The execution, delivery and performance by SEM of this Agreement and the consummation by SEM of the transactions contemplated hereby does not and will not (i) violate any provision of any law to which SEM is subject, or (ii) violate or breach any provision of any Organizational Document of SEM. The execution, delivery and performance by SEM of this Agreement, and the consummation by SEM of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (x) violate or result in a breach of or constitute a default under, conflict with, require the consent of (or notice to) any third party under, or result in or permit the termination, cancellation, modification, or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under any contract (including any Property Agreement) or any permit issued by a Governmental Authority to which SEM is a party or by which SEM may be bound or affected, or (y) result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the assets or properties of SEM or give to others any interests or rights therein. No notices to, filings with, or authorizations, consents or approvals of any Governmental Authority or any other Person are necessary for the execution, delivery or performance by SEM of this Agreement or the consummation by SEM of the transactions contemplated hereby.
(d)
Capitalization. All of the issued and outstanding Membership Interests have been duly authorized and validly issued, fully paid and non-assessable, and none of the issued and outstanding Membership Interests are subject to or were issued in violation of any applicable securities laws, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law, the Organizational Documents of SEM or any contract to which SEM is a party. All of the issued and outstanding membership interests of SEM are held of record and beneficially owned by the Members as set forth on Exhibit A, in each case in the class and amounts so indicated thereon. There are no obligations or commitments for SEM to issue any additional membership interests or equity interests beyond those already issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, convertible securities, exchange rights, calls, puts, preemptive rights, rights of first refusal, tag-along right, drag-along rights or other contracts, rights, agreements, arrangements or commitments of any character that would require SEM to issue, sell, purchase or otherwise cause to become outstanding, or cause to be repurchased or redeemed, any Membership Interests or any other membership or equity interest in SEM. There are no voting trusts, equityholder agreements, shareholders agreements, proxies or other agreements or understandings in effect with respect to the voting or Transfer of any Membership Interests.
(e)
Real Property.

(i) SEM does not own any real property. Exhibit B sets forth a true, correct and complete list of all written or oral leases, subleases, licenses, option agreements, rights to purchase, rights of first refusal, or other occupancies of the SEM Real Property (including all amendments, extensions, renewals and guaranties with respect thereto) (collectively, the "Property Agreements") to which SEM is a party (as lessor, lessee, sublessee, licensee, option holder, or otherwise). SEM has delivered or made available to Piedmont RE a true, correct and complete copy of each of the Property Agreements and all amendments, modifications and supplemental agreements thereto. Each of the Property Agreements is in full force and effect and is valid, binding and enforceable against the SEM and each of the other parties thereto, in accordance with its terms and has not been modified or amended except as disclosed on Exhibit B.

(ii) (1) SEM has not received from the other party to any Property Agreement any notice claiming that SEM is in default thereunder for which such default has not been cured; (2) all payments required to be paid by SEM pursuant to the Property Agreements have been paid prior to such payments becoming delinquent; (3) there has not occurred any event which would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Property Agreement which has not been cured, nor has there occurred any uncured event which with the passage of time or the giving of notice or both would constitute such a breach or default; and (4) SEM has not received any written notice from the other party to any Property Agreement of the termination or proposed termination thereof.

(iii) SEM presently enjoys peaceful and undisturbed possession of the SEM Real Property. There are no matters affecting the right, title and interest of SEM in and to the SEM Real Property which, in the aggregate, would adversely affect the ability to carry on the Business upon the SEM Real Property substantially in the manner in which such operations are currently carried on. No Person other than SEM has any right to use or occupy the SEM Real Property.

(iv) The current use of the SEM Real Property in the conduct of the Business does not violate any Property Agreement in any respect. To the best of its knowledge, SEM is not in violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over the SEM Real Property or the use or occupancy thereof. SEM has not received written notice from any Governmental Authority, with respect to the SEM Real Property, of any violation or claimed violation by SEM of applicable building, zoning, subdivision, conservation, fire, health and safety and other land use and similar applicable laws, rules and regulations, permits, licenses, and certificates of occupancy.

(f) Compliance with Laws; Permits. SEM has been, during the three (3) year period prior to the Effective Date, and is currently in compliance in all material respects with all applicable laws and permits issued by Governmental Authorities.

(g)
Legal Proceedings. There are no actions pending or threatened against or by SEM: (A) relating to or affecting the Business or the Membership Interests; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action. There are no outstanding orders of Governmental Authorities and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business.
(h)
Taxes.

(i) From and after SEM's date of formation (04/19/2011), SEM has been taxed as a partnership.

(ii) All tax returns required to be filed by SEM for any period prior to the Effective Date have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects. All taxes due and owing by SEM (whether or not shown on any tax return) have been, or will be, timely paid.

(iii) SEM has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any of its employees, independent contractors, creditors, customers, shareholders or other persons, and has complied with all information reporting and backup withholding provisions of applicable law.

(iv) No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of SEM.

(v) All deficiencies asserted, or assessments made, against SEM as a result of any examinations by any taxing authority have been fully paid.

(vi) SEM is not a party to any action by any taxing authority. There are no pending or threatened actions by any taxing authority.

(vii) There are no Encumbrances for taxes upon any of the Membership Interests nor is any taxing authority in the process of imposing any Encumbrance for taxes on any of the Membership Interests (other than for current taxes not yet due and payable).

(i)
Full Disclosure. No representation or warranty by SEM or the Members in this Agreement and no statement contained in any other document furnished or to be furnished to Piedmont RE pursuant to this Agreement, to the best of the knowledge of SEM or of the Members, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
(j)
Subsidiaries: SEM does not have any subsidiaries.
(k)
No other operations or assets: Other than the Property Agreements, SEM does not have any operations, assets or agreements.

(1) Employees and contractors: Other than as disclosed to Piedmont RE, SEM does not have any employees and contractors.

(m)
Liabilities: Other than as disclosed to the Piedmont RE, SEM does not have any material liabilities.
(n)
Consistency with other agreements: The terms of this Agreement are not inconsistent with and do not contravene the provisions of any other agreements or contract to which SEM is a party.
9.
Other Agreements.

(a) Confidentiality. From time to time during the term of this Agreement, a Party (as the "Disclosing Party") may disclose or make available to another Party (as the "Receiving Party") information about its business affairs, products, services, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information (collectively, "Confidential Information"). Confidential Information shall not include information that, at the time of disclosure: (i) is or becomes generally available to and known by the public other than as a result of, directly or by, with, or through any other Person, any breach by the Receiving Party or any of its representatives; (ii) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (iii) was known by or in the possession of the Receiving Party or its representatives before being disclosed by or on behalf of the Disclosing Party; or (iv) was or is independently developed by the Receiving Party without reference to or use, in whole or in part, of any of the Disclosing Party's Confidential Information. The Receiving Party shall: (A) protect and safeguard the confidentiality of the Disclosing Party's Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (B) not use the Disclosing Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (C) not disclose any such Confidential Information to any person or entity, except to the Receiving Party's representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under the Agreement. The Receiving Party shall be responsible for any breach of this Section 9(a) caused by any of its representatives. In the event the Disclosing Party's Confidential Information is required to be disclosed under applicable federal, state or local law, regulation or a valid order issued by a court or Governmental Authority of competent jurisdiction, the Receiving Party shall promptly notify the Disclosing Party of such requirement and reasonably assist the Disclosing Party (at the Disclosing Party's expense) to enable it to obtain a protective order or otherwise take appropriate measures to prevent the disclosure of its Confidential Information. In the event the Disclosing Party is unable to prevent the disclosure of such Confidential Information, the Receiving Party shall disclose only that portion of such Confidential Information that the Receiving Party is legally required to disclose. On the expiration or termination of the Agreement, at the Disclosing Party's written request, the Receiving Party shall promptly return, and shall require its representatives to return to the Disclosing Party all copies, whether in written, electronic or other form or media, of the Disclosing Party's Confidential Information, or destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. Notwithstanding this clause, US Elements and Piedmont RE may use any Confidential Information they require for the purposes of raising capital or pursuing an ASX listing.

(b) Exclusivity. During the Option Period, the Parties agree that Piedmont RE is and shall be the exclusive holder of the Purchase Option. In light of the foregoing, during the Option Period, SEM and/or the Members shall not, directly or by, with, or through any other Person, in any capacity whatsoever: (i) solicit, initiate, entertain, encourage, accept any inquiries, proposals, or offers from any Person other than Piedmont RE for the acquisition of the Membership Interests or to engage in transactions similar to the transactions contemplated hereby; (ii) grant any Person other than Piedmont RE any right or option to purchase the Membership Interests, all or substantially all of the assets of SEM, or otherwise to acquire or succeed to the Business; (iii) grant any Person other than Piedmont RE the right to access the Covered Property for purposes exploring, evaluating, mining, or removing Mineral Products; (iv) except as required by the provisions of any applicable Property Agreement, provide any Person other than Piedmont RE with access to any reports, surveys, historical exploration results, and data relating to the Covered Property, Mineral Products that may be located on or under the Covered Property, and other geological attributes of the Covered Property, or relating to the Business; or (v) otherwise circumvent, avoid, bypass, or obviate the intent of this Agreement and the observance and performance of all the terms and provisions hereof. The Parties agree that this Section shall be strictly construed and the violation of this Section 9(b) shall be an incurable material breach of this Agreement.

(c) Area of Interest. If during the term of this Agreement, SEM or a Member acquires, or proposes to acquire, an interest in any property wholly or partly within the Area of Interest (such person, an "Acquiring Party"), then:

(i)
the Acquiring Party must offer the interest in the property to Piedmont RE at a price equal to the total cost incurred or proposed to be incurred by the Acquiring Party to acquire the interest in the property, including adviser costs, duties, legal costs and other costs and expenses of and incidental to the acquisition of the interest ("Price");
(ii)
Piedmont RE shall have 20 Business Days from the date of the offer to accept the offer;
(iii)
upon payment of the Price by Piedmont RE, the Acquiring Party must do all things necessary to vest the interest in the property in Piedmont RE; and
(iv)
If Piedmont RE does not accept the offer within the period in clause 9(c)(ii), the Acquiring Party may proceed with the relevant interest on its own account or in association with others as it sees fit.

(d) Further Assurances. If Piedmont RE exercises the Purchase Option, following the Closing, the Parties shall, and shall cause their respective representatives to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

10.
Indemnification.

(a) Indemnification by SEM. SEM (during the term of this Agreement) shall indemnify, defend, and hold harmless Piedmont RE, U.S. Elements, and their officers, directors, employees, agents, representatives, affiliates, successors, and permitted assigns, from and against any and all losses, damages, liabilities, costs, or expenses arising out of or resulting from any Claim alleging:

(i)
breach by SEM or any Member of any representation, warranty, or covenant set forth in this Agreement;
(ii)
negligence or omission of SEM or any Member in connection with the performance of its obligations under this Agreement;
(iii)
violation of applicable law by SEM or any Member in connection with this Agreement;
(iv)
any default, breach, or violation by SEM or the Members of any Property Agreement.

(b) Indemnification by Piedmont RE and U.S. Elements. Piedmont RE and U.S. Elements shall indemnify, defend, and hold harmless SEM, the Members, and SEM's officers, managers, employees, agents, representatives, affiliates, successors, and permitted assigns, from and against any and all losses, damages, liabilities, costs, or expenses arising out of or resulting from any Claim alleging:

(i)
breach by Piedmont RE or U.S. Elements of any representation, warranty, or covenant set forth in this Agreement;
(ii)
negligence or more culpable act or omission of Piedmont RE or U.S. Elements in connection with the performance of its obligations under this Agreement;
(iii)
violation of applicable law by Piedmont RE or U.S. Elements in connection with this Agreement; or
(iv)
any loss, claim, cause of action, cost expense or liability incurred in connection with the entry upon or operations conducted by Piedmont RE or U.S. Elements and its representatives upon the SEM Real Property pursuant to Section 4 hereof, including any failure to pay or complete any obligation under, or breach of, the applicable Property Agreement.
11.
Termination.

(a) Events of Termination.

(i)
This Agreement may be terminated at any time by the mutual agreement of all Parties.
(ii)
This Agreement shall terminate upon the expiration of the Option Period (unless the Option Notice has been given).
(iii)
So long as there is no material default on the part of Piedmont RE or U.S. Elements, this Agreement may be terminated by Piedmont RE at any time and for any reason (or for no reason), upon sixty (60) days' notice to SEM, provided, however, that no such termination shall constitute any waiver of any of the obligations of Piedmont RE or U.S. Elements which have already accrued pursuant to the terms of this Agreement..

(iv)
This Agreement may be terminated by Piedmont RE if there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement made by SEM or any Member pursuant to this Agreement, and such breach, inaccuracy, or failure has not been cured by SEM or the Members (as applicable) within thirty (30) days of receipt of written notice of such breach from Piedmont RE. Notwithstanding the foregoing, there shall be no cure period for a breach of Section 9(a) (Confidentiality) or Section 9(b) (Exclusivity).
(v)
This Agreement may be terminated by SEM if there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement made by Piedmont RE or U.S. Elements pursuant to this Agreement, and such breach, inaccuracy, or failure has not been cured by Piedmont RE or U.S. Elements (as applicable) within thirty (30) days of receipt of written notice of such breach from SEM. Notwithstanding the foregoing, there shall be no cure period for a breach of Section 9(a) (Confidentiality) or Section 9(b) (Exclusivity).

(b) Effects of Termination.

(i)
Following the termination of this Agreement, the Parties shall have no further rights, obligations, duties under this Agreement, except pursuant to Section 4 (Access and Project Rights of Piedmont RE), Section 9(a) (Confidentiality), Section 10 (Indemnification), Section 11(b) (Effects of Termination), and Section 12 (Miscellaneous), all of which shall survive the termination of this Agreement. The Parties' indemnification obligations under Section 10 shall survive for a period of twelve (12) months following the termination of this Agreement.
(ii)
Upon termination of this Agreement, Piedmont RE shall have no further obligations to make Option Payments under Section 5(a), work commitment expenditures under Section 5(b), or rental/land option payments under Section 5(c); provided however, notwithstanding anything herein to the contrary, all reclamation or other obligations incurred pursuant to the applicable Property Agreement due to work and operations of Piedmont RE during the Option Period shall be completed at the expense of Piedmont RE within one hundred twenty (120) days of any such termination.
(iii)
Following the termination of this Agreement, Piedmont RE shall have thirty (30) days from the date of termination to remove all of its representatives, vehicles, and other property from the Covered Property.
(iv)
If this Agreement is terminated due to the uncured breach of one Party, the non-breaching party shall retain all of its rights and remedies at law and in equity.
12.
Miscellaneous.
(a)
Entire Agreement. This Agreement (including the Exhibits attached hereto) constitutes the entire understanding and agreement of the Parties with respect to the transactions contemplated by this Agreement and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of its respective Affiliates relating to the transactions contemplated hereby or thereby or the subject matter hereof or thereof.
(b)
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto; provided, however, that this Agreement may not be assigned by any Party hereto without the prior written consent of the other parties hereto, except that U.S. Elements and Piedmont RE may without the consent of any other Party assign this Agreement (in whole or in part) and their rights and obligations hereunder to one or more Affiliates of U.S. Elements. Any assignment in violation of this Section is be void ab initio.

(c)
Modification and Waiver. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties. Notwithstanding the foregoing, Exhibit B and the corresponding definition of "Covered Property" may be amended by a writing executed solely by SEM and Piedmont RE. Any of the terms or provisions of this Agreement may be waived in writing at any time by the Party that is entitled to the benefits of such waived term or provision. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.
(d)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
(e)
Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
(f)
Notices. Any notice, request, instruction, or other document to be given hereunder by any Party hereto to any other Party shall be in writing and shall be given by delivery in person, by electronic mail, by overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand or by electronic mail, one Business Day after deposited with an overnight courier service if delivered by overnight courier and three days after mailing if mailed), as follows:

If to Piedmont RE:	32 N. Main Street Belmont, North Carolina 28012 Attn: Anastasios "Taso" Arima, Manager Phone: (347) 899-1522

with copy to:	Johnston, Allison & Hord, P.A. 1065 E. Morehead Street Charlotte, NC 28204 Attn: Cameron Todd Ware

If to U.S. Elements:	Level 9, 28 The Esplanade Perth, WA, Australia 6000 Attn: Greg Swan

If to SEM:	650 Peter Jefferson Parkway Suite 230 Charlottesville, VA 22911 Attn: Kermit Anderson

If to Robert B. Cook:	c/o Robert B. Cook, Jr. 1631 Lauren Lane Auburn, AL 36830

If to James E. Bond:	P.O. Box 299 Moorefield, WV 26836

If to Richard Gilliam:	650 Peter Jefferson Parkway Suite 230 Charlottesville, VA 22911 Attn: Kermit Anderson

If to H. Ross Arnold:	1349 W. Peachtree St NE Suite 1990 Atlanta, GA 30309 Attn: Bart L. Graham

(g)
Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
(h)
Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.
(i)
Venue; Jurisdiction. Any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the United States District Court for the Northern District of Georgia sitting in Fulton County, Georgia, or in the event (but only in the event) that such court does not have jurisdiction over such action, the state courts located in Fulton County, Georgia, and each of the Parties hereto hereby irrevocably submits to the sole and exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding.. Each Party irrevocably and unconditionally waives any objection to the laying of exclusive venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth herein shall be effective service of process for any such action, suit or proceeding. Nothing in this Section however, shall affect the right of any Party to serve legal process in any other manner permitted by law.
(j)
No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the Parties and their successors and permitted assigns, and no other party or Person shall be entitled to rely on this Agreement or accrue any benefit, claim, or right of any kind whatsoever pursuant to, under, by, or through this Agreement
(k)
Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by electronic transmission in portable document format (pdf), or by other electronic transmission, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

PIEDMONT RE:

Piedmont Rare Earths, LLC

		By:	/s/ Anastasios Arima
		Name:	Anastasios Arima
		Title:	Manager

U.S. Elements:

U.S. Elements Pty Ltd.

		By:	/s/ Anastasios Arima
		Name:	Anastasios Arima
		Title:	Director

SEM:		MEMBERS:

Southeast Metal LLC

By:	/s/ Robert Cook		/s/ Robert Cook
Name:	Robert Cook		Robert Cook
Title:	Co-Manager

By:	/s/ James E. Bond		/s/ James E. Bond
Name:	James E. Bond		James E. Bond
Title:	Co-Manager
/s/ Richard Gilliam
Richard Gilliam

/s/ Richard Gilliam
H. Ross Arnold

EXHIBIT A

Capitalization of Southeast Metals LLC

EXHIBIT B

Covered Property